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                                                                      Exhibit 11

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
             STATEMENT OF COMPUTATION OF NET INCOME PER COMMON SHARE
                                    UNAUDITED
          (EXPRESSED IN UNITED STATES DOLLARS EXCEPT FOR SHARE AMOUNTS)


                                                       Three months ended
                                                         March 31, 1999
                                                         --------------
                                                    Basic              Diluted
Net Income:                                      $ 8,482,279         $ 8,482,279
                                                 -----------         -----------

Net Income available to common
     shareholders                                $ 8,482,279         $ 8,482,279
                                                 -----------         -----------

Number of shares:
     Weighted average shares
     outstanding                                  25,499,999          27,181,315
                                                 -----------         -----------

Earnings per share:                              $      0.33         $      0.31


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